UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

A. O. Smith Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF CHANGE OF LOCATION

OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 15, 2020

To the Stockholders of A. O. Smith Corporation:

Due to the emerging public health threat of the coronavirus pandemic (COVID-19), and to support the health and well-being of our stockholders, employees, directors, and communities, NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of A. O. Smith Corporation (the “Company”) will be held as a virtual meeting only. You will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on Wednesday, April 15, 2020, at 8:00 a.m. Central Daylight Time.

As described in the previously distributed proxy materials for the Annual Meeting, you are entitled to participate in the Annual Meeting if you were a stockholder of record as of February 18, 2020, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or nominee.

To attend the Annual Meeting as a virtual meeting, simply go online to the virtual meeting website at https://web.lumiagm.com/235079118. You can also access the link directly from our website at www.aosmith.com under the Investors—Events and Presentations page. You will then need to enter the control number found on your proxy card, voting instruction form or notice you previously received along with the Meeting Code # AOSMITH2020 to be admitted to the meeting. Registered shareholders may contact (800) 468-9716 if they require assistance with respect to their control number. If you have not already cast your vote, you may vote during the Annual Meeting by following the instructions that will be available on the virtual meeting website during the Annual Meeting. You may also enter the meeting as a guest without a control number by entering the meeting code, but you will not be able to cast your vote as a guest.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials. If you have already voted, your vote is still effective, and it will be cast in accordance with your instructions by one of the duly appointed proxies at the Annual Meeting. The proxy card, voting instruction form or notice included with the previously distributed proxy materials may continue to be used to vote your shares in connection with the Annual Meeting.

Online check-in for the Annual Meeting will begin 30 minutes before the Annual Meeting, and you should allow ample time for the check-in procedures. Please note that we will not take questions at the Annual Meeting due to the change in the meeting format. Representatives of Ernst & Young LLP have been invited to be present at the 2020 Annual Meeting of Stockholders and will have the opportunity to provide a statement, but they will not have the opportunity to respond to stockholder questions. The virtual meeting website will also include instructions to access the stockholder list during the meeting for those who enter the meeting with a control number.

By Order of the Board of Directors,

James F. Stern

Executive Vice President,

General Counsel and Secretary

A. O. Smith Corporation

11270 West Park Place

Milwaukee, WI 53224

The 2020 Annual Meeting on Wednesday, April 15, 2020, at 8:00 a.m. Central Daylight Time,

will be available at https://web.lumiagm.com/235079118.

The Proxy Statement and Annual Report are available on our Investors page at www.aosmith.com.